UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):    February 13, 2024
BENSON HILL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39835	85-3374823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1001 North Warson Rd, Ste 300
St. Louis, Missouri 63132
(Address of principal executive offices)
(314) 222-8218
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.0001 par value	BHIL	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Agreement.
On February 13, 2024, DDB Holdings, Inc. (“Seller”), a wholly-owned subsidiary of Benson Hill Holdings, Inc. (“Holdings”), entered into a membership interest purchase agreement (the “MIPA”) with White River Creston, LLC (“White River”), pursuant to which, among other things, Seller agreed to sell, and White River agreed to purchase, all of Seller’s interests in its wholly-owned subsidiary, Benson Hill Ingredients, LLC (“Ingredients”), for approximately $52,500,000, plus a working capital adjustment estimated to be approximately $19,500,000, subject to certain adjustments and holdbacks (the “Purchase Price”) (the “Creston Sale”). The transactions contemplated by the MIPA closed on February 13, 2024 (the “Closing”). The primary business of Ingredients as of the Closing is the ownership and operation of a soybean processing facility located in Creston, Iowa (the “Facility”). Holdings, a wholly-owned subsidiary of Benson Hill, Inc. (“Benson Hill” or the “Company”), is also a party to the MIPA for the limited purpose of guaranteeing certain indemnification obligations of Seller thereunder.
Upon Closing, $3,412,500 of the Purchase Price (the “Holdback”) and $4,950,000 of the Purchase Price (the “Carryback”) was held back by White River. The Holdback may be used by White River to satisfy certain Adverse Consequences (as such term is defined in the MIPA, the “Adverse Consequences”) subject to the indemnification provisions of the MIPA, and for White River’s recovery with respect to the Facility KPIs (as such term is defined below). The Holdback, less any amounts due to White River under the terms of the MIPA, shall be paid to Seller within five days following the twelve-month anniversary of the Closing. The Carryback will be paid by White River to Seller pursuant to the terms of a promissory note executed by White River, and guaranteed by Ingredients, on February 13, 2024 (the “Promissory Note”). Under the Promissory Note, and subject to its terms and conditions, the Carryback will be paid in four equal installments on November 24, 2024, February 25, 2025, May 25, 2025, and August 25, 2025, together with all unpaid accrued interest on the outstanding principal amount on each such date. Subject to the terms and conditions of the Promissory Note, interest will accrue on the outstanding and unpaid principal amount thereunder at a fixed rate equal to 8.00% per annum. The Promissory Note may be partially or fully prepaid at any time without penalty.
The MIPA contains customary indemnification provisions, pursuant to which White River indemnifies and holds Seller harmless against certain Adverse Consequences and Seller indemnifies and holds White River harmless against certain Adverse Consequences. The MIPA also contains customary representations and warranties.
The MIPA contains certain restrictive covenants applicable to Seller, including among other things that, (i) during the two year period immediately following the Closing, Seller shall not solicit, employ or retain as a consultant certain employees employed by Ingredients within the six months preceding such solicitation, subject to certain terms and conditions, (ii) during the five year period immediately following the Closing, Seller and its affiliates will not own or operate any other soybean processing or flour manufacturing facility within the Restricted Territory (as such term is defined in the MIPA), and (iii) for a three month period immediately following Closing, the Facility will operate below certain key performance indicators (the “Facility KPIs”). In the event the Facility KPIs exceed certain thresholds, White River shall be entitled to use up to fifty percent of the Holdback to recover White River’s reasonable, documented, out-of-pocket costs, subject to certain terms and conditions.
The foregoing description of the MIPA does not purport to be complete and is qualified in its entirety by reference to the full text of the MIPA, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
As previously disclosed in a current report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 31, 2023, Ingredients sold to White River Soy Processing, LLC, an affiliate of White

River, a soybean processing facility located in Seymour, Indiana, together with certain related assets, on October 31, 2023, as more fully described in the unaudited pro forma financial information filed as Exhibit 99.3 to this current report on Form 8-K.
Factual Information
The MIPA has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Benson Hill or any of its subsidiaries or affiliates, or to modify or supplement any factual disclosures about Benson Hill included in its public reports filed with the SEC. The MIPA contains representations, warranties and covenants of Seller and Holdings that were made only for purposes of the MIPA, as of specific dates, were solely for the benefit of the parties to the MIPA, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the MIPA, instead of establishing these matters as facts, and may be subject to standards of materiality that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Benson Hill or its subsidiaries or affiliates. Investors should read the MIPA together with the other information concerning Benson Hill that Benson Hill files in reports and statements with the SEC, which are available on the SEC’s website at www.sec.gov.

Item 1.02	Termination of a Material Definitive Agreement.
On February 13, 2024, the Company repaid in full all outstanding obligations under the loan and security agreement entered into on December 29, 2021, by and among the Company and certain of its directly or indirectly wholly-owned subsidiaries (the Company and such subsidiaries are each individually referred to as a “Borrower” and are all collectively referred to as the “Borrowers”), Avenue Capital Management II, L.P., as administrative agent and collateral agent (the “Agent”), and certain affiliates of the Agent (each such affiliate individually referred to as a “Lender” and all collectively as the “Lenders”) (as amended, restated, or supplemented from time to time, the “Loan Agreement”) (the “Avenue Capital Payoff”). In connection with the Avenue Capital Payoff, the Company paid to Agent for the benefit of the Lenders an aggregate amount of approximately $59,000,000, in full payment of the Borrowers’ outstanding obligations under the Loan Agreement and the promissory notes evidencing the obligations thereunder, including the applicable Final Payment (as such term is defined in the Loan Agreement) and expense reimbursements payable to Agent. Upon the Avenue Capital Payoff, the Lenders’ commitments to extend further credit to the Borrowers terminated, the Agent released and terminated (or will release and terminate) all liens or security interests granted to secure the obligations under the Loan Agreement, and the parties to the Loan Agreement were released from their respective guaranties and obligations under the Loan Agreement (except for inchoate indemnity obligations). The Warrants (as such term is defined in the Loan Agreement) remain outstanding.

Item 2.01	Completion of Acquisition or Disposition of Assets.
The information set forth in Item 1.01 above is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 13, 2024, the Company and Dean Freeman entered into a Separation Agreement (the “Separation Agreement”), pursuant to which the parties agreed to mutually terminate their employment relationship effective as of March 29, 2024. Mr. Freeman’s planned departure is not a result of any disagreement regarding the Company’s financial statements or disclosures or the Company’s operations, policies or practices. Subject to its terms and conditions, the Separation Agreement, among other things, provides that Mr. Freeman will be eligible to receive a separation payment and other benefits described in a release agreement (the “Release Agreement”) contingent on (i) Mr. Freeman’s performance of his duties through March 29, 2024, and (ii) on or after such date, Mr. Freeman executes the Release Agreement and it becomes effective. Subject to its terms and conditions, the Release Agreement, among other things, provides for: (i) the payment by the Company of a severance payment to Mr. Freeman in the amount of $462,280, which amount is equal to twelve months’ (the “Separation Period”) of Mr. Freeman’s base pay, to be made in equal installments over the course of the Separation Period; (ii) the payment by the Company of a bonus for 2023 based on the lower of (a) achievement of the applicable target performance goals for 2023, or (b) the Company’s actual performance as determined by the Board or the Compensation Committee of the Board, (iii) the payment by the Company of a pro-rated bonus for 2024 based on the lower of (a) achievement of the applicable target performance goals for 2024, or (b) the Company’s actual performance as determined by the Board or the Compensation Committee of the Board; and (iv) to the extent Mr. Freeman elects coverage for continuing medical, dental and/or vision benefits under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for Mr. Freeman and his covered dependents, the Company will reimburse Mr. Freeman for the Company’s portion of the monthly contribution paid by Mr. Freeman for a period ending on the earliest of: (a) the expiration of the Separation Period; (b) the date Mr. Freeman is no longer eligible to receive COBRA continuation coverage; (c) the date on which Mr. Freeman becomes eligible to receive substantially similar coverage from another employer or other source; or (d) Mr. Freeman fails to remit payment for Mr. Freeman’s portion of the COBRA premium. In addition, pursuant to the Release Agreement, Mr. Freeman will provide a general release of claims in favor of the Company. The Release Agreement contains certain non-competition, non-solicitation, non-disparagement, and confidentiality provisions applicable to Mr. Freeman.
In anticipation of Mr. Freeman’s departure, on February 13, 2024, the Company appointed Susan Keefe (age 51) as the Company’s next Chief Financial Officer, with such appointment to occur concurrently with Mr. Freeman’s departure. Ms. Keefe is a seasoned enterprise leader with over 25 years of experience in finance, accounting, human resources, administration, corporate development and commercial operations across the biotech, consumer packaged goods, and consulting industries. Since September 2023, Ms. Keefe has provided consulting services to various public and private companies. From May 2019 to September 2023, Ms. Keefe served as the chief financial officer of GreenLight Biosciences Holdings, PBC, a bio-performance ag-technology company specializing in RNA-based solutions for agriculture and pharmaceutical applications. Prior to joining GreenLight Biosciences, she served as Chief Financial Officer, Vice President Finance of Danforth Advisors from August 2018 to May 2019, and previously as Vice President, Finance and Administration and Corporate Treasurer of Aushon Biosystems, Inc. from July 2013 to June 2018. Ms. Keefe earned her B.A. in Business Administration from the University of Iowa and an M.B.A. from the University of Chicago, Booth Graduate School of Business.
The Company has engaged Ms. Keefe as an independent contractor since February 6, 2024, and she will continue to serve the Company in such capacity until her appointment as the Company’s Chief Financial Officer on March 29, 2024. Benson Hill will pay Ms. Keefe at a rate of $380.00 per hour for services performed in her capacity as an independent contractor.
On February 13, 2024, Benson Hill entered into an employment agreement with Ms. Keefe (the “Employment Agreement”), which will become effective as of March 29, 2024, and which sets forth the principal terms and conditions of her employment as the Company’s Chief Financial Officer. The Employment Agreement provides, among other things, that: (i) Ms. Keefe will receive an annual base salary of $462,000; (ii) beginning in calendar year 2024, Ms. Keefe will be eligible for an annual bonus (pro rated for calendar year 2024), with a target equivalent to 50% of her then applicable annual base salary, based on the achievement of applicable Company and individual performance metrics consistent with the terms of Benson Hill’s annual team incentive plan; (iii) Ms. Keefe shall be entitled to participate in all employee benefit plans, practices, and programs, including fringe benefits and perquisites, that are maintained by Benson Hill; (iv) Benson Hill shall reimburse

Ms. Keefe’s reasonable and documented attorney fees up to $15,000 in connection with the review and execution of the Employment Agreement; (v) Benson Hill will indemnify and hold Ms. Keefe harmless to the fullest extent permitted for acts and omissions in her capacity as an officer or employee of the Company (subject to customary terms and conditions); (vi) in the event Ms. Keefe’s employment is terminated for Cause (as such term is defined in the Employment Agreement) or she resigns without Good Reason (as such term is defined in the Employment Agreement) before March 31, 2025, Ms. Keefe shall receive any Accrued Amounts (as such term is defined in the Employment Agreement); (vii) in the event Ms. Keefe is terminated by the Company without Cause, she resigns with Good Reason, or she terminates her employment for any reason after March 31, 2025, in addition to any Accrued Amounts, and subject to Ms. Keefe’s execution of a release of claims and certain other terms and conditions, Ms. Keefe will receive her base salary for a period of six months following the Release Effective Date (as such term is defined in the Employment Agreement), a lump sum payment equal to any annual bonus (prorated for a partial year) that Ms. Keefe otherwise would have earned for the calendar year, based on the lower of (a) achievement of the applicable target performance goals for such year, or (b) actual performance; and a lump sum payment equal to any unpaid annual bonus for the calendar year prior to her termination); and (viii) Ms. Keefe shall enter into a Loyalty Agreement (as such term is defined in the Employment Agreement). Together with the Loyalty Agreement, the Employment Agreement contains certain non-competition, non-solicitation, non-disparagement, and confidentiality provisions applicable to Ms. Keefe.
The foregoing descriptions of the Separation Agreement, the Release Agreement and the Employment Agreement are not complete and are qualified in their entirety by reference to the full text of the Separation Agreement, the Release Agreement and the Employment Agreement, which are filed herewith as Exhibits 10.2, 10.3 and 10.4, respectively, and which are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On February 14, 2024, Benson Hill issued press releases related to (i) the Creston Sale and the Avenue Capital Payoff, and (ii) the Company’s Chief Financial Officer transition, copies of which are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.
Limitation on Incorporation by Reference. The information furnished in this Item 7.01, including each of the Press Releases attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as set forth by specific reference in such a filing.
Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press releases attached hereto as Exhibits 99.1 and 99.2, respectively, such press releases contain forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press releases regarding these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.
(b) Pro Forma Financial Information.
The unaudited pro forma condensed consolidated financial statements of Benson Hill for the nine months ended September 30, 2023 and for the years ended December 31, 2022, 2021 and 2020 and the notes thereto, giving effect to the Creston Sale and other transactions, are filed herewith as Exhibit 99.3 and are incorporated in this Item 9.01(b) by reference.

(d) Exhibits.

Exhibit No.	Description
10.1†	Membership Interest Purchase Agreement dated as of February 13, 2024, by and among DDB Holdings, Inc., Benson Hill Holdings, Inc. and White River Creston, LLC.
10.2	Separation Agreement dated February 13, 2024, by and between Dean Freeman and Benson Hill, Inc.
10.3	Form of Release Agreement by and between Dean Freeman and Benson Hill, Inc.
10.4	Executive Employment Agreement dated February 13, 2024, by and between Susan Keefe and Benson Hill, Inc.
99.1	Creston Sale and Loan Payoff Press Release dated February 14, 2024.
99.2	Chief Financial Officer Transition Press Release dated February 14, 2024.
99.3	Unaudited pro forma financial information.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
†	Portions of this exhibit have been omitted in compliance with Regulation S-K Items 601(a)(5) and 601(b)(10)(iv). The registrant undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENSON HILL, INC.

By:	/s/ Adrienne Elsner
Name: Adrienne Elsner
Title: Chief Executive Officer
Date: February 14, 2024